Exhibit 10.05

AMENDMENT TO
LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this “Agreement”), is made and entered into, as of March 12, 2020 (the “Effective Date”) by and between Nikko Chemicals Co., Ltd. (“Lender”) and Amyris, Inc. (“Borrower”). Except as otherwise defined herein, all capitalized terms in this Amendment have the same meaning as set forth in the Loan Agreement (as defined below).

WHEREAS, the parties hereto entered into a Loan Agreement dated December 19, 2019 (the “Loan Agreement”); and
WHEREAS, the parties hereto desire to confirm and amend certain terms of the Loan Agreement.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are here acknowledged, the parties hereto hereby agree and confirm as follows:
1.  Loan. Upon the execution of this Agreement, the Borrower shall immediately pay a principal of US$500,000 to Lender. Upon such payment, the “Loan” under Section 1(1) of the Loan Agreement shall be US$4,000,000.00.

2.  Interest. Section 2(1) of the Loan Agreement shall read as follows: “Borrower shall pay to Lender interest on the principal amount of the Loan (the “Principal”) at the rate of 8.00 percent per annum from and including the Effective Date to and including March 31, 2020 (the “Interest”).

3.  Default Interest. Default Interest defined in Section 2(2) of the Loan Agreement shall be “15.00” percent per annum rather than 5.00 percent per annum.

4.  Payment. The repayment date of the Principal under Section 3(1) of the Loan Agreement shall be “March 31, 2020”, rather than January 31, 2020. Upon the execution of this Amendment, Borrower shall make an advance payment of all of the Interest ( as referred to in Paragraph 2 above), which shall be US$55,718.74.

5.  Effective Date. This Agreement shall be effective as of the Effective Date (subject to Borrower’s full payment under Paragraph 1 and 4 toLender). Except as expressly amended in this Agreement, any other terms and conditions shall remain unchanged and continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NIKKO CHEMICALS CO., LTD.
By: /s/ Shizuo Ukaji___________________
Name: Shizuo Ukaji
Title: President & Chief Executive Officer

AMYRIS, INC.
By:	_/s/ John Melo_________________
Name:	John Melo
Title:	President & Chief Executive Officer